Exhibit 23.1

Richard Kiel, P.E. (Colorado)

WSP USA Inc.

7245 West Alaska Drive, Suite 200,
Lakewood, Colorado, USA 80226

CONSENT OF QUALIFIED PERSON

I, Richard Kiel, state that I am responsible for preparing or supervising the preparation of part(s) of the technical report summary, titled ‘Technical Report Summary on the Çöpler Property, Türkiye, SEC S-K 1300’ with an effective date of October 31, 2024, and dated February 12, 2024, as signed and certified by me (the “Technical Report Summary”).

Furthermore, I state that:

(a)	I consent to the public filing of the Technical Report Summary by SSR Mining Inc. (”the “Company”);

(b)	The Technical Report Summary was prepared in accordance with Subpart 1300 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission and supports the Company’s Form 8-K filing to be issued on February 13, 2024 (the “8-K”);

(c)	I consent to the use of my name, or any quotation from or summarization in the 8-K of the parts of the Technical Report Summary for which I am responsible, to the filing of the Technical Report Summary as an exhibit to the 8-K, and to the incorporation by reference of the Technical Report Summary into the Company’s Registration Statements on Form S-8 (File Nos. 333-219848, 333-185498, 333-196116, 333-198092, 333-248813, 333-259280 and 333-265661) collectively, the “Registration Statements”; and

(d)	I confirm that I have read the portions of the 8-K relating to the parts of the Technical Report Summary for which I am responsible for (Sections 1.1.1.4, 1.1.2.4, 1.3.9, 15.9, 22.4 and 23.4) and that such portions of the 8-K fairly and accurately reflect such information.

Dated at Lakewood, CO, this 13th of February 2024

/s/ Richard Kiel

Richard Kiel, P.E. (Registered Professional Engineer - Colorado, U.S. [Registration No. 0034511])

Exhibit 23.1

CONSENT OF AUSENCO SERVICES PTY LTD

In connection with the SSR Mining Inc. (the “Company”) Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on February 12, 2024 (the “Form 8-K”), the undersigned consents to:

•	the public filing by the Company of the technical report summary titled “Technical Report Summary on the Çöpler Project, Türkiye” (the “Technical Report Summary”), with an effective date of October 31, 2023 and dated February 12, 2024, that was prepared in accordance with Subpart 1300 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission, as an exhibit to the Form 8-K;

•	the incorporation by reference of the Technical Report Summary in the Form 8-K, the press release attached as an exhibit to the Form 8-K (the “Press Release”), and in the Company’s Registration Statements on Form S-8 (File Nos. 333-219848, 333-185498, 333-196116, 333-198092, 333-248813, 333-259280 and 333-265661) (collectively, the “Registration Statements”);

•	the use of and references to our name in connection with the Technical Report Summary, the Press Release, the Form 8-K, and the Registration Statements; and

•	any extracts from or a summary of the Technical Report Summary in the Form 8-K, the Press Release and incorporated by reference in the Registration Statements and the use of any information derived, summarized, quoted, or referenced from the Technical Report Summary, or portions thereof, that was prepared by us, that we supervised the preparation of, and/or that was reviewed and approved by us, that is included or incorporated by reference in the Form 8-K, the Press Release and the Registration Statements.

Ausenco Services Pty Ltd is responsible for authoring, and this consent pertains to, the following sections of the Technical Report Summary: 10.2, 10.4.1, 14.3 and 24.

Dated February 13, 2024

Ausenco Services Pty Ltd ABN 82 011 057 837

 /s/ Matt Pyle

Matt Pyle

Head of Technical Solutions

Exhibit 23.1

CONSENT OF AUSENCO SERVICES PTY LTD

In connection with the SSR Mining Inc. (the “Company”) Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on February 13, 2024 (the “Form 8-K”), the undersigned consents to:

•	the public filing by the Company of the technical report summary titled “Technical Report Summary on the Çöpler Project, Türkiye” (the “Technical Report Summary”), with an effective date of October 31, 2023 and dated February 12, 2024, that was prepared in accordance with Subpart 1300 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission, as an exhibit to the Form 8-K;

•	the incorporation by reference of the Technical Report Summary in the Form 8-K, the press release attached as an exhibit to the Form 8-K (the “Press Release”), and in the Company’s Registration Statements on Form S-8 (File Nos. 333-219848, 333-185498, 333-196116, 333-198092, 333-248813, 333-259280 and 333-265661) (collectively, the “Registration Statements”);

•	the use of and references to our name in connection with the Technical Report Summary, the Press Release, the Form 8-K, and the Registration Statements; and

•	any extracts from or a summary of the Technical Report Summary in the Form 8-K, the Press Release and incorporated by reference in the Registration Statements and the use of any information derived, summarized, quoted, or referenced from the Technical Report Summary, or portions thereof, that was prepared by us, that we supervised the preparation of, and/or that was reviewed and approved by us, that is included or incorporated by reference in the Form 8-K, the Press Release and the Registration Statements.

RSC is responsible for authoring, and this consent pertains to, the following sections of the Technical Report Summary: 1.3.3-1.3.5, 6, 7 except for 7.1 and 7.2, 8,9, 11, 22.1, 23.1 and 24.

Dated February 13, 2024

RSC Consulting Ltd.

 /s/ René Sterk

René Sterk

Managing Director – Principal Consultant

Exhibit 23.1

CONSENT OF QUALIFIED PERSON

In connection with the SSR Mining Inc. (the "Company") Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on February 13, 2024 (the "Form 8-K"), the undersigned consents to:

•	the public filing by the Company and use of the technical report summary titled “Technical Report Summary on the Çöpler Property, Türkiye” (the “Technical Report Summary”), with an effective date of October 31, 2023 and dated February 12, 2024, that was prepared in accordance with Subpart 1300 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission, as an exhibit to the Form 8-K;

•	the incorporation by reference of the Technical Report Summary in the Form 8-K, the press release attached as an exhibit to the Form 8-K (the “Press Release”), and in the Company’s Registration Statements on Form S-8 (File Nos. 333-219848, 333-185498, 333-196116, 333-198092, 333-248813, 333-259280 and 333-265661) (collectively, the “Registration Statements”);

•	the use of and references to our name in connection with the Technical Report Summary, the Press Release, the Form 8-K, and the Registration Statements; and

•	any extracts from or a summary of the Technical Report Summary in the Form 8-K, the Press Release and incorporated by reference in the Registration Statements and the use of any information derived, summarized, quoted, or referenced from the Technical Report Summary, or portions thereof, that was prepared by us, that we supervised the preparation of, and/or that was reviewed and approved by us, that is included or incorporated by reference in the Form 8-K, the Press Release and the Registration Statements.

SLR International Corporation is responsible for authoring, and this consent pertains to, the following sections of the Technical Report Summary: 1.1, 1.1.1.2, 1.1.1.3, 1.1.1.5, 1.1.1.6, 1.1.2.2, 1.1.2.3, 1.1.2.5, 1.1.2.6, 1.2, 1.3.1, 1.3.2, 1.3.7–1.3.8, 1.3.10–1.3.12, 2–5, 7.1 and 7.2, 10 excluding 10.2 and 10.4.1, 12, 13, 14 excluding 14.3, 15.1–15.8, 16–21, 22.2–22.3, 22.5–22.6, 23.2–23.3, 23.5–23.6 and 25-27.

Dated February 13, 2024

SLR International Corporation

 /s/ Grant A. Malensek

Grant A. Malensek

Technical Director - U.S. Mining Advisory